Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T 617 588-5555 F 617 588-5554 www.vcel.com

Vericel Announces Preliminary 2024 Financial Results, 2025 Financial Guidance and Increased Mid-Term Profitability Targets

Full-Year 2024 Total Revenue Growth of 20% and Adjusted EBITDA Growth of Approximately 55%

MACI Full-Year 2024 Revenue Growth of 20%, with Fourth Quarter Revenue of $68.2 to $68.7 Million

Highest Quarterly MACI Implants, Surgeons, and Biopsies Since Launch and Strong Early MACI Arthro Launch Indicators

Record Fourth Quarter Gross Margin of Approximately 77% and Adjusted EBITDA Margin of 39%

2025 Total Revenue Guidance of 20% to 23% Growth

Mid-Term Profitability Targets Increased to Gross Margin in the High-70% Range and Adjusted EBITDA Margin in the High-30% Range

CAMBRIDGE, Mass., January 14, 2025 (GLOBE NEWSWIRE) -- Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today announced preliminary, unaudited financial results for the fourth quarter and year ended December 31, 2024, full-year 2025 financial guidance and updated mid-term profitability targets.

Preliminary, Unaudited Full-Year 2024 Financial Results
•	Total net revenue expected to be approximately $237 to $237.5 million, representing 20% growth
•	MACI® net revenue expected to be approximately $197.2 to $197.7 million, representing 20% growth
•	Burn Care net revenue expected to be approximately $40 million, representing 22% growth, consisting of approximately $36.6 million of Epicel® revenue and $3.3 million of NexoBrid® revenue
•	Gross margin expected to be approximately 72.5%
•	Achieved Full-Year GAAP Net Income profitability
•	Non-GAAP adjusted EBITDA margin expected to be approximately 22%
•	As of December 31, 2024, the Company had approximately $167 million in cash, restricted cash and investments, and no debt, an increase of approximately $16 million for the quarter

Preliminary, Unaudited Fourth Quarter Financial Results
•	Total net revenue expected to be approximately $75.2 million to $75.7 million
•	MACI net revenue expected to be approximately $68.2 to $68.7 million, representing 20% to 21% growth versus the prior year and approximately 53% growth versus the prior quarter
•	Burn Care net revenue expected to be approximately $7 million, consisting of approximately $6 million of Epicel revenue and $1 million of NexoBrid revenue
•	Gross margin expected to be approximately 77%
•	GAAP Net Income expected to be approximately $17.5 to $18.5 million
•	Non-GAAP adjusted EBITDA margin expected to be approximately 39%

Key Business Highlights and Updates
•	Highest number of MACI implants, implanting surgeons, surgeons taking biopsies and MACI biopsies in any quarter since launch in the fourth quarter
•	More than 150 MACI Arthro trained surgeons through year-end
•	NexoBrid hospital orders in the fourth quarter increased approximately 40% versus the prior quarter
•	Completed construction of new corporate headquarters and manufacturing facility and remain on track to initiate commercial manufacturing in the new facility in 2026

2025 Financial Guidance
•	Total net revenue growth for 2025 expected to be 20% to 23%
•	Gross margin expected to be 73% to 74%
•	Adjusted EBITDA margin expected to be 25% to 26%

Mid-Term Profitability Targets
•	Gross margin is expected to increase to the high-70% range by 2029
•	Adjusted EBITDA margin expected to increase to the high-30% range by 2029

“The Company executed extremely well in 2024, delivering high revenue growth across both franchises and very strong margin expansion and profitability,” said Nick Colangelo, President and CEO of Vericel.  “We are entering 2025 with a great deal of momentum and expect another year of high revenue growth, increasing utilization of MACI Arthro and significant growth in profitability and cash generation as we continue to progress toward our mid-term financial targets.”

Vericel is scheduled to present at the 43rd Annual J.P. Morgan Healthcare Conference at 10:30 a.m. ET (7:30 a.m. PT) on Wednesday, January 15, 2025.  A webcast of the presentation will be available on the Investor Relations section of the Vericel Corporation website at: http://investors.vcel.com.

About Vericel Corporation
Vericel is a leading provider of advanced therapies for the sports medicine and severe burn care markets. The Company combines innovations in biology with medical technologies, resulting in a highly differentiated portfolio of innovative cell therapies and specialty biologics that repair injuries and restore lives. Vericel markets three products in the United States. MACI (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area. Vericel also holds an exclusive license for North American rights to NexoBrid (anacaulase-bcdb), a biological orphan product containing proteolytic enzymes, which is indicated for eschar removal in adults and pediatric patients with deep partial-thickness and/or full-thickness burns. For more information, please visit www.vcel.com.

Epicel® and MACI® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation.  © 2025 Vericel Corporation.  All rights reserved.

Preliminary and Unaudited Nature of Reported Results
Our revenue expectations for the fourth quarter and full-year ended 2024, as well as our estimates concerning gross margin, net income, adjusted EBITDA, cash, restricted cash and investments are preliminary, unaudited and are subject to change based on the completion of ongoing internal control, review, and audit procedures.  As a result, these amounts may differ materially from the amounts that will be reflected in the Company’s consolidated financial statements for the year ended December 31, 2024.  Accordingly, you should not place undue reliance on this preliminary estimate.

GAAP v. Non‑GAAP Measures
Vericel’s reported earnings are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the Securities and Exchange Commission. Vericel has provided in this release certain financial information that has not been prepared in accordance with GAAP. Vericel’s management believes that the non-GAAP adjusted EBITDA described in this release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Vericel’s industry. However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Forward-Looking Statements
Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the inherent uncertainties associated with our expectations concerning expected revenue results for the fourth quarter and full-year ended 2024, gross margin, net income, adjusted EBITDA, and estimates of our cash, restricted cash and investments as of December 31, 2024.  Vericel’s revenue expectations for the fourth quarter and full-year ended 2024, as well as its estimates concerning gross margin, net income, adjusted EBITDA, and cash, restricted cash and investments are preliminary, unaudited and are subject to change during ongoing internal control, review and audit procedures.  Additional factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, uncertainties associated with our expectations regarding future revenue, growth in revenue, market penetration for MACI, MACI Arthro, Epicel, and NexoBrid, growth in profit, gross margins and operating margins, the ability to continue to scale our manufacturing operations to meet the demand for our cell therapy products, including the timely qualification of a new manufacturing facility in Burlington, Massachusetts, the ability to sustain profitability, contributions to adjusted EBITDA, the expected target surgeon audience, potential fluctuations in sales and volumes and our results of operations over the course of the year, timing and conduct of clinical trial and product development activities, timing and likelihood of the FDA’s potential approval of the use of MACI to treat cartilage defects in the ankle, the estimate of the commercial growth potential of our products and product candidates, competitive developments, changes in third-party coverage and reimbursement, surgeon adoption of MACI Arthro, physician and burn center adoption of NexoBrid, labor strikes, changes in surgeon and hospital treatment prioritizations caused by the temporary shortage of essential medical supplies, supply chain disruptions or other events or factors that might affect our ability to manufacture MACI or Epicel or affect MediWound’s ability to manufacture and supply sufficient quantities of NexoBrid to meet customer demand, including but not limited to, damage or disruption caused by natural disasters and the ongoing military conflicts in the Middle East region involving Israel, negative impacts on the global economy and capital markets resulting from the conflict in Ukraine and the Middle East conflicts, changes in trade policies and regulations, including the potential for increases or changes in duties, current and potentially new tariffs or quotas, lingering effects of adverse developments affecting financial institutions, companies in the financial services industry or the financial services industry generally, possible changes in governmental monetary and fiscal policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures and the impact of the recent elections in the United States, global geopolitical tensions and potential future impacts on our business or the economy generally stemming from a public health emergency.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (SEC) on February 29, 2024, Vericel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024, and in other filings with the SEC. These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release except as required by law.

Investor Contact:
Eric Burns
ir@vcel.com
+1 (734) 418-4411